Filed Pursuant to Rule 433
Registration Statement No. 333-132809
January 5, 2007

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	December 29, 2006

$468,497,000 (approximate) of Offered Certificates GreenPoint Mortgage Funding Trust 2006-OH1 GS Mortgage Securities Corp. - Depositor Mortgage Pass-Through Certificates, Series 2006-OH1

Description of the Offered Certificates
Certificates	Approximate Certificate Principal Balance(1)	Expected Ratings (Moody’s/S&P)	Expected Credit Enhancement Percentage(2)	Initial Pass-Through Rate (3)	Estimated Weighted Avg. Life (yrs) (4)	Principal Payment Window (4)
A-1	$261,887,000	Aaa/AAA	44.38%	LIBOR + 0.180%	3.21	Jan07-May15
A-2	$109,120,000	Aaa/AAA	21.21%	LIBOR + 0.230%	3.21	Jan07-May15
A-3	$65,472,000	Aaa/AAA	7.30%	LIBOR + 0.260%	3.21	Jan07-May15
M-1	$12,949,000	Aa1/AA	4.55%	LIBOR + 0.380%	6.06	Jul10-May15
M-2	$3,531,000	Aa2/AA-	3.80%	LIBOR + 0.400%	6.05	Jul10-May15
M-3	$2,590,000	Aa3/A+	3.25%	LIBOR + 0.460%	6.05	Jul10-May15
M-4	$2,590,000	A1/A	2.70%	LIBOR + 0.580%	6.05	Jul10-May15
M-5	$2,589,000	A2/BBB+	2.15%	LIBOR + 1.150%	6.02	Jul10-May15
M-6	$2,355,000	A3/BBB	1.65%	LIBOR + 1.500%	5.83	Jul10-Nov14
M-7	$3,060,000	Baa1/NR	1.00%	LIBOR + 1.500%	5.48	Jul10-Dec13
M-8	$2,354,000	Baa3/NR	0.50%	LIBOR + 1.500%	4.68	Jul10-Dec12

(1)	The Certificate Principal Balances are based on scheduled balances of the Mortgage Loans as of the Cut-Off Date and are subject to an aggregate +/- 10% variance on the Certificates.
(2)
Includes fully funded overcollateralization of approximately 0.50%. The Class A-1 and Class A-2 Certificates will each be a super senior class. The Class A-2 Certificates will be entitled to additional credit support from the Class A-3 Certificates, and the Class A-1 Certificates will be entitled to additional credit support from the Class A-2 and Class A-3 Certificates.

(3)
The Pass-Through Rates for the Class A-1, Class A-2 and Class A-3 Certificates will be adjustable rates equal to the least of (i) one-month LIBOR plus the related margin (which margin will be multiplied by 2.0 after the first possible Optional Cleanup Call Date) and (ii) the Net Rate Cap (as defined herein) for that Distribution Date. The Pass-Through Rates for the Class M Certificates (as defined herein) will be adjustable rates equal to the least of (i) one-month LIBOR plus the related margin (which margin will be multiplied by 1.5 after the first possible Optional Cleanup Call Date) and (ii) the Net Rate Cap (as defined herein) for that Distribution Date.

(4)	Assuming 25% CPR (the “Pricing Prepayment Assumption”) and the 10% Clean-up Call is exercised.

The issuer has filed a registration statement (including prospectus) with the SEC for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.
This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this term sheet, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet relating to these securities.

This term sheet is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet

Collateral Description(1)

Aggregate
Aggregate Principal Balance:	$470,852,394
Average Loan Balance:	$358,881
Number of Loans:	1,312
Weighted Average Months to Roll:	58
Weighted Average Remaining Term to Maturity:	358
Weighted Average Gross WAC:	7.386%
Weighted Average Expense Rate :	0.375%
Weighted Average Net WAC:	7.011%
Minimum Gross WAC:	6.000%
Maximum Gross WAC:	8.375%
Weighted Average Maximum Rate:	12.386%
Weighted Average Gross Margin:	2.750%
Weighted Average Minimum Payment Rate:	4.384%
Prepayment Penalties Percent:	77.68%
Six-Month LIBOR Indexed Percent:	100.00%
Weighted Average FICO:	718
Cash Out Refinance Percent:	45.80%
California Percent:	59.08%
Primary Residence Percent:	77.74%
Single Family and PUD Percent:	84.80%
Single Largest Zip Code Percent:	0.80%
Largest Individual Loan Balance:	$2,400,000
Weighted Original Loan-to-Value Ratio:	75.21%
Weighted Combined Loan-to-Value Ratio:	80.46%
Final Maturity Date:	12/1/2036

(1)	All percentages calculated herein are percentages of scheduled principal balances as of the Cut-Off Date.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet

Time Table

Expected Settlement Date:	December 29, 2006

Cut-Off Date:	December 1, 2006

Distribution Date:	25th of each month or the next business day

First Distribution Date:	January 25, 2007

Final Distribution Date:	January 26, 2037

Features of the Transaction

■	Offering consists of certificates totaling approximately $468,497,000, of which approximately $436,479,000 will be rated Aaa/AAA by Moody’s and S&P, respectively.

■
The expected amount of credit support for the Class A-1 Certificates will be approximately 44.38%, for the Class A-2 Certificates will be approximately 21.21%, for the Class A-3 Certificates will be approximately 7.30%, for the Class M-1 Certificates will be approximately 4.55%, for the Class M-2 Certificates will be approximately 3.80%, for the Class M-3 Certificates will be approximately 3.25%, for the Class M-4 Certificates will be approximately 2.70%, for the Class M-5 Certificates will be approximately 2.15%, for the Class M-6 Certificates will be approximately 1.65%, for the Class M-7 Certificates will be approximately 1.00%, and for the Class M-8 Certificates will be approximately 0.50%.

■
The collateral is expected to consist of 30-year hybrid, payment-option, adjustable-rate negative amortization mortgage loans secured by first liens on one- to four-family residential properties originated by GreenPoint Mortgage Funding, Inc. The mortgage rate on each mortgage loan is adjustable, after a specified period after origination during which the mortgage rate is fixed, based on the six-month LIBOR index. The initial fixed rate period for all mortgage loans will be five years.

■
This transaction will contain a swap agreement with an initial swap notional amount of approximately $451,551,536. The swap notional amount will amortize in accordance with the swap schedule. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement (except for the First Distribution Date), the trust will be obligated to pay an amount equal to a per annum rate of 4.9625% (on an actual/360 basis) on the swap notional amount to the swap provider and the trust will be entitled to receive an amount equal to a per annum rate of one-month LIBOR (on an actual/360 basis) on the swap notional amount from the swap provider. See page 17 for swap agreement details.

Key Terms

Offered Certificates:	Class A and Class M Certificates

Non-Offered Certificates:	Class X, Class P and the Residual Certificates

Class A Certificates:	Class A-1, Class A-2 and Class A-3 Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates

Residual Certificates:	Class R, Class RC and Class RX Certificates. The Residual Certificates are not being offered hereby.

Depositor:	GS Mortgage Securities Corp.

Master Servicer:	Wells Fargo Bank, National Association (“Wells Fargo”)

Underwriter:	Goldman, Sachs & Co.

Securities Administrator:	Wells Fargo

Trustee:	Deutsche Bank Trust Company (“Deutsche Bank”)

Custodian:	Deutsche Bank

Supplemental Interest Trust Trustee:	Deutsche Bank

Servicer:	Avelo Mortgage, L.L.C.

Swap Provider:	Barclays Bank PLC

Servicing Fee Rate:	37.5 bps

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet

Expense Fee Rate:	The Servicing Fee Rate

Distribution Date:	25th of the month or next Business Day

Rating Agencies:	Moody’s Investor Services, Inc. and Standard & Poor’s, a division of the McGraw Hill Companies, Inc.

Type of Issuance:	Public for all the Offered Certificates.

Servicer Advancing:	The Servicer is obligated to advance delinquent mortgagor payments through the date of liquidation of an REO property to the extent the advance is deemed recoverable.

Record Date:	For any Distribution Date, the last Business Day of the Interest Accrual Period.

Delay Days:	0 day delay on the Offered Certificates

Prepayment Period:	The calendar month prior to the Distribution Date

Day Count:	Actual/360 basis for the Offered Certificates

Interest Accrual Period:
For the Offered Certificates from the prior Distribution Date to the day prior to the current Distribution Date, except for the initial accrual period for which interest will accrue from the Closing Date to the day prior to the current Distribution Date.

Compensating Interest:
Avelo shall provide compensating interest equal to the lesser of (A) the difference between the interest paid by the applicable mortgagors for that Prepayment Period in connection with the prepayments and thirty (30) days’ interest on the related mortgage loans and (B) (i) one-half the applicable monthly servicing fee received for the related Distribution Date

Pricing Prepayment Assumption:
A 100% prepayment assumption assumes a constant prepayment rate, or CPR, of 25% per annum of the then outstanding principal balance of the mortgage loans in each month thereafter during the life of the mortgage loans.

Excess Spread:
The initial weighted average net coupon of the mortgage pool will be greater than the interest payments on the Offered Certificates, resulting in excess cash flow calculated in the following manner based on the collateral as of the Cut-Off Date and initial marketing spreads:

	Initial Gross WAC(1):	7.38593%

	Less Fees & Expenses:	0.37500%

	Net WAC(1):	7.01093%

	Less Initial Offered Certificate Coupon (Approx.)(1)(2):	5.56305%

	Initial Excess Spread(1):	1.44788%

	(1) This amount will vary on each distribution date based on changes to the weighted average interest rate on the Mortgage Loans as well as any changes in day count.

(2)   Assumes one-month LIBOR equal to 5.35%, final marketing spreads and a 30-day month. This amount will vary on each distribution date based on changes to the weighted average Pass-Through Rates on the Offered Certificates as well as any changes in day count.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet

Collateral Description:
As of December 1, 2006, the aggregate principal balance of the mortgage loans described herein is expected to be approximately $470,852,394. The mortgage rates for the Mortgage Loans are initially fixed for five years after origination. At the end of the fixed period, each mortgage rate will adjust semi-annually based on the 6-month LIBOR Index plus the respective margin subject to lifetime caps. All loans are subject to negative amortization for the first five years given that the minimum payment due is based on an interest rate less than the mortgage rate on the loan.

For each of the Mortgage Loans, the related borrower must make a minimum monthly payment which is subject to an adjustment at the earlier of negative amortization cap being reached or at the end of five year from origination, at which point the borrower must pay interest only payments based upon the outstanding principal balance at the full note rate for the remaining interest only term of ten years. The minimum payment is the interest only payment based on the original loan amount and the payment rate. During the first five years of the loan, the borrower may be eligible for up to two supplemental payment options: an interest only payment based upon the initial note rate and the unpaid principal balance and a fully amortizing payment based upon the initial note rate and unpaid principal. At the end of the 10th year, payments will be calculated as fully amortizing principal and interest payments based on the remaining 20 year term.

On each Distribution Date after the initial fixed rate period, the borrower must pay interest only payments based upon the then outstanding principal balance at the full note rate for the remaining interest only term of 10 years. At the end of the 10th year, payments will be calculated as fully amortizing principal and interest payments based on the remaining 20 year term.

The Mortgage Loans:
The Mortgage Loans will be secured by first lien mortgage loans secured by one-to-four family residential properties. The mortgage rates for the loans are fixed for the first five years after origination, thereafter each mortgage rate will adjust semi-annually based on the 6-month LIBOR Index plus the related margin subject to periodic and lifetime caps if any. All loans are subject to negative amortization.

Optional Clean Up Call:	Less than 10% of the Cut-off Date principal balance of the Mortgage Loans.

Tax Treatment:
All Offered Certificates represent REMIC regular interests subject to certain rights and obligations in respect to the swap agreement; the Trustee will treat the rights and obligations in respect of the swap agreement as a position in a notional principal contract. The Class R, Class RC and Class RX Certificates each represent the residual interest in a REMIC.

ERISA Eligibility:
Underwriter's exemption is expected to apply to the Offered Certificates. However, for so long as the Swap Agreement is in effect, prospective plan purchasers must be eligible under one or more investor-based exemptions or some other applicable administrative or statutory exemption. Prospective purchasers should consult their own counsel.

SMMEA Eligibility:
It is expected that the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates and the Residual Certificates will constitute "mortgage related securities" for purposes of SMMEA and the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Minimum Denomination:	$25,000 for the Class A Certificates and $100,000 for the Class M Certificates

Delivery:	DTC for the Offered Certificates

Prospectus:
The Offered Certificates will be offered pursuant to a prospectus supplemented by a prospectus supplement (together, the "Prospectus"). More detailed information with respect to the Offered Certificates and the collateral securing them will be contained in the Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered Certificates may not be consummated unless the purchaser has received the Prospectus.

PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet

Structure of the Offered Certificates

Credit Enhancement:	The credit enhancement provided for the Certificates in the form of net monthly excess cashflow, subordination and overcollateralization.

Negative Amortization:
In the event that the minimum payment made by the borrower does not cover the full interest required as per the mortgage rate, the excess interest will be added to the outstanding principal balance of that mortgage loan in the form of negative amortization (referred to herein as the ‘‘Deferred Interest’’). The amount of Deferred Interest, if any, for a given month, to the extent not offset first by principal prepayments on the mortgage loans received during the related prepayment period, will reduce the amount of interest collected on the related mortgage loans and available to be distributed as a distribution of interest to the certificates.

Definitions

Principal Prepayment	The principal portion of all partial and full prepayments received during the related prepayment period.

Net Monthly Excess Cashflow:
With respect to any Distribution Date, an amount equal to the sum of (x) the excess of the available distribution amount for that Distribution Date over the sum of (a) the interest distribution amount for the certificates on that Distribution Date and (b) the Principal Distribution Amount for that Distribution Date, and (y) the Overcollateralization Reduction Amount, if any, for that Distribution Date.

Specified Overcollateralized Amount:
For any Distribution Date (i) prior to the Stepdown Date, an amount equal to 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date but prior to the Distribution Date in January 2013 provided a Trigger Event is not in effect, the greater of (x) 1.25% of the then current aggregate outstanding principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the Overcollateralization Floor, (iii) on or after the Stepdown Date and on or after the Distribution Date in January 2013 provided a Trigger Event is not in effect, the greater of (x) 1.00% of the then current aggregate outstanding principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the Overcollateralization Floor, or (iv) on or after the Stepdown Date if a Trigger Event is in effect, the Specified Overcollateralized Amount for the immediately preceding Distribution Date. The initial Specified Overcollateralized Amount will be fully funded as of the Closing Date.

Overcollateralization Floor:	An amount equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, or approximately $2,354,262.

Excess Overcollateralized Amount:	With respect to any Distribution Date, the excess, if any, of the Overcollateralized Amount on that Distribution Date over the Specified Overcollateralized Amount on that Distribution Date.

Overcollateralized Amount:
With respect to any Distribution Date, the excess, if any, of (a) the aggregate stated principal balance of the Mortgage Loans for that Distribution Date, over (b) the aggregate certificate principal balance of the Class A Certificates and Class M Certificates after taking into account distributions of Principal Remittance Amounts to be made on that Distribution Date.

Overcollateralization Deficiency:
With respect to any Distribution Date, an amount equal to the lesser of (i) the Net Monthly Excess Cashflow for that Distribution Date (to the extent not used to cover losses) and (ii) the excess, if any, of (x) the Specified Overcollateralized Amount for that Distribution Date over (y) the Overcollateralized Amount for that Distribution Date.

Net Deferred Interest:	The excess if any of the Deferred Interest on Mortgage Loans over Principal Prepayments.

Overcollateralization Reduction Amount:
With respect to any Distribution Date for which the Excess Overcollateralized Amount is, or would be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralized Amount for that Distribution Date, and (ii) the Principal Remittance Amount for that Distribution Date.

Stepdown Date:
The earlier to occur of (A) the Distribution Date following the Distribution Date on which the Class A Certificates have been reduced to zero and (B) the later to occur of (x) the Distribution Date occurring in January 2010 and (y) the First Distribution Date on which the Senior Enhancement Percentage is equal to or greater than approximately (a) on any Distribution Date prior to the Distribution Date in January 2013, 18.25% and (b) on any Distribution Date on or after the Distribution Date in January 2013, 14.60%.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet

Senior Enhancement Percentage:
On any Distribution Date, the Senior Enhancement Percentage will be equal to a fraction, the numerator of which is the sum of (x) the aggregate certificate principal balance of the Class M Certificates and (y) the Overcollateralized Amount for that Distribution Date (after taking into account principal distributions for that Distribution Date), and the denominator of which is the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

The Swap Agreement:
This transaction will contain a swap agreement with an initial swap notional amount of approximately $451,551,536. The swap notional amount will amortize in accordance with the swap schedule. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement (except for the First Distribution Date), the trust will be obligated to pay an amount equal to a per annum rate of 4.9625% (on an actual/360 basis) on the swap notional amount to the swap provider and the trust will be entitled to receive an amount equal to a per annum rate of one-month LIBOR (on an actual/360 basis) on the swap notional amount from the swap provider. See page 17 for swap agreement details.

Funds deposited into the Supplemental Interest Trust on a Distribution Date will include: the swap payments owed to the Swap Provider for such Distribution Date and swap receipts from the Swap Provider for such Distribution Date. Funds in the Supplemental Interest Trust will be distributed on each Distribution Date in the following order of priority:

(i)
to the Swap Provider, any swap payments and certain swap termination payments (other than termination payments where the Swap Provider is the defaulting party or the sole affected party) owed for such Distribution Date;

	(ii)	to the certificateholders, to pay interest according to sections (ii) and (iii) of the “Distributions on the Offered Certificates” section, to the extent unpaid from other available funds;

(iii)
to the certificateholders, to pay principal according to the section “Distributions on the Offered Certificates”, but only to the extent necessary to cause the overcollateralization to be maintained at the required overcollateralization amount (prior to distribution of any amounts due), to the extent unpaid from other available funds;

(iv)
to the certificateholders, to pay any unpaid interest shortfall, Interest Carry Forward Amounts and Basis Risk Carry Forward Amounts according to the section “Allocation of Net Monthly Excess Cashflow”, to the extent unpaid from other available funds;

	(v)	to the Swap Provider, any termination payments where the Swap Provider is the defaulting party or the sole affected party owed for such Distribution Date; and

	(vi)	to the holders of the Class X certificates, any remaining amounts.

Trigger Event:
A Trigger Event is in effect on any Distribution Date if (i) on that Distribution Date the Sixty-Plus Delinquency Percentage equals or exceeds 38.75% of the Senior Enhancement Percentage for the Class A Certificates to be specified in the Prospectus or (ii) during such period, the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related prepayment period divided by the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date (the “Cumulative Realized Loss Percentage”) exceeds the amounts set forth below:

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet

Distribution Date	Cumulative Realized Loss Percentage:
January 2009 - December 2009	0.200% for the first month, plus an additional 1/12th of 0.250% for each month thereafter (e.g., approximately 0.221% in February 2009)
January 2010 - December 2010	0.450% for the first month, plus an additional 1/12th of 0.350% for each month thereafter (e.g., approximately 0.479% in February 2010)
January 2011 - December 2011	0.800% for the first month, plus an additional 1/12th of 0.350% for each month thereafter (e.g., approximately 0.829% in February 2011)
January 2012 - December 2012	1.150% for the first month, plus an additional 1/12th of 0.450% for each month thereafter (e.g., approximately 1.188% in February 2012)
January 2013 - December 2013	1.600% for the first month, plus an additional 1/12th of 0.150% for each month thereafter (e.g., approximately 1.613% in February 2013)
January 2014 and thereafter	1.750%

Sixty-Plus Delinquency Percentage:
With respect to any Distribution Date on or after the Stepdown Date, the arithmetic average, for each of the three Distribution Dates ending with such Distribution Date, of the fraction, expressed as a percentage, equal to (x) the aggregate stated principal balance of the Mortgage Loans that are 60 or more days delinquent in payment of principal and interest for that Distribution Date, including mortgaged loans in bankruptcy, foreclosure and REO, over (y) the aggregate stated principal balance of all of the Mortgage Loans immediately preceding that Distribution Date.

Net Rate:	With respect to any Mortgage Loan, the per annum mortgage rate thereon minus the Expense Fee Rate.

Net Rate Cap:	With respect to any Distribution Date and any class of Offered Certificates, the lesser of (i) the Net WAC Cap Rate and (ii) the Available Funds Rate.

Net WAC Cap Rate:
As to any Distribution Date, a per annum rate equal to the product of (i) 30 divided by the actual number of days in the Interest Accrual Period and (ii) the excess of (A) the weighted average Net Rate of the Mortgage Loans in effect on the beginning of the related Due Period, over (B) net swap payments out of the trust, if any, divided by the Mortgage Loan balance at the beginning of the related Due Period multiplied by 12.

Available Funds Rate:
With respect to any Distribution Date, a per annum rate equal to the product of (x) the Interest Remittance Amount plus full and partial prepayment amounts received on the loans and (y) a fraction, the numerator of which is 12 and the denominator of which is the aggregate stated principal balance of the mortgage loans as of the due date occurring in the month preceding the month of such Distribution Date (after giving effect to principal prepayments in the prepayment period related to that prior due date), adjusted to an actual/360 rate.

Interest Remittance Amount:
With respect to any distribution date, the portion of funds available for distribution on such Distribution Date attributable to interest received or advanced on the Mortgage Loans less the Expense Fee Rate, swap payments and certain swap termination payments owed to the Swap Provider.

Unpaid Interest Amount:
With respect to any class of certificates and any Distribution Date will equal the sum of (a) the portion of Accrued Certificate Interest from Distribution Dates prior to the current Distribution Date remaining unpaid immediately prior to the current Distribution Date, and (b) interest on the amount in clause (a) at the applicable pass-through rate (to the extent permitted by applicable law).

Basis Risk Shortfall:
With respect to any class of Class A Certificates and Class M Certificates and any Distribution Date on which the Net Rate Cap is used to determine the pass-through rate for that class of certificates, an amount equal to the excess, if any, of (i) Accrued Certificate Interest for that class calculated at a rate equal to One-Month LIBOR plus the related Margin, over (ii) accrued certificate interest for that class calculated assuming the related Net Rate Cap being equal to the Net WAC Cap Rate.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet

Basis Risk Carry Forward Amount:
With respect to any class of Class A Certificates and Class M Certificates, an amount equal to the amount of the related Basis Risk Shortfall on that class on that Distribution Date, plus any unpaid Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent not previously paid from Net Monthly Excess Cash Flow or the swap, calculated at the then applicable Pass-Through Rate for such class, without giving effect to the Net Rate Cap.

Basis Risk Payment:	With respect to any class of Class A Certificates and Class M Certificates and any Distribution Date, the aggregate of the Basis Risk Carry Forward Amounts for that date.

Prepayment Interest Shortfall:
With respect to any Distribution Date, the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments on the Mortgage Loans during the Prepayment Period. These shortfalls will result because interest on prepayments in full is due only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the Mortgage Loans as of the due date immediately preceding the date of prepayment. No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient therefore. Any Prepayment Interest Shortfalls not covered by Compensating Interest or Net Monthly Excess Cash Flow and allocated to a class of Offered Certificates will accrue interest at the then applicable pass-through rate on that class of Offered Certificates.

Relief Act Shortfalls:
With respect to any Distribution Date, the shortfall, if any, in collections of interest resulting from the Servicemembers Civil Relief Act or similar legislation or regulation. Relief Act Shortfalls will be covered by available Net Monthly Excess Cashflow in the current period only as described under “Net Monthly Excess Cashflow Distributions.” Any Relief Act Shortfalls allocated to the Offered Certificates for the current period not covered by Net Monthly Excess Cashflow will remain unpaid. Relief Act Shortfalls will be allocated on a pro rata basis among the certificates.

Accrued Certificate Interest:
For each class of Offered Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related class certificate balance immediately prior to such Distribution Date (or from the Closing Date in the case of the First Distribution Date) at the related pass-through rate as reduced by that class’s share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes.

Interest Distribution Amount:
With respect to any Distribution Date and the Offered Certificates, the aggregate amount of Accrued
Certificate Interest for that Distribution Date plus any Accrued Certificate Interest remaining unpaid from any prior Distribution Date, together with interest thereon, in each case to the extent distributed to the holders of the Offered Certificates.

Interest Carryforward Amount:
With respect to any Distribution Date and any class of Offered Certificates, the sum of (a) the excess, if any, of (i) Accrued Certificate Interest for such class assuming the Net Rate Cap for such Distribution Date was equal to the Net WAC Cap Rate over (ii) Accrued Certificate Interest for such class assuming the Net Rate Cap for such Distribution Date was equal to the Available Funds Rate and (b) interest on the amount calculated pursuant to clause (a).

Extra Principal Distribution Amount:
For any Distribution Date, the lesser of (i) the excess of (x) the Interest Remittance Amount on such Distribution Date, over (y) the Interest Distribution Amount on such Distribution Date and (ii) the Overcollateralization Deficiency for such Distribution Date

Distributions on the Offered Certificates:
On each Distribution Date, the available distribution amount (less prepayment interest shortfalls not covered by compensating interest, Net Deferred Interest and Relief Act Shortfalls) will be allocated as follows:

(i)    to the Supplemental Interest Trust, swap payments and certain swap termination payments owed to the Swap provider, if any;
(ii)   from the Interest Remittance Amount available, pro rata (based on the accrued and unpaid interest distributable to each class of the Class A Certificates), to each class of the Class A Certificates, the related Accrued Certificate Interest and any unpaid Accrued Certificate Interest amount for each class of the Class A Certificates from prior Distribution Dates; and
(iii)  from any remaining Interest Remittance Amount to the Class M Certificates, sequentially, in ascending numerical order, their Accrued Certificate Interest.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet

On each Distribution Date (a) prior to the Step-Down Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount will be allocated in the following order of priority:

(i)    concurrently, to the Class R, Class RC and Class RX Certificates, the Principal Distribution Amount, until their respective certificate principal balances have been reduced to zero;
(ii)   the Class A Principal Distribution Amount, with respect to the Class A Certificates, will be distributed to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, until their Certificate Principal Balances have been reduced to zero;
(iii)  to Class M Certificates will receive principal payments sequentially, in ascending numerical order, once the aggregate certificate principal balances of the Class A Certificates have been reduced to zero.

On each Distribution Date (a) on or after the Step-Down Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated in the following order of priority:

(i)    to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated pro rata among these certificates until their respective certificate principal balances have been reduced to zero;
(ii)   the portion of the available Principal Distribution Amount remaining after making the distributions described above sequentially, in ascending numerical order, to the Class M Certificates, the lesser of the remaining Principal Distribution Amount and the Principal Distribution Amount for each class, until their certificate principal balances have been reduced to zero.

Principal Distribution Amount:
With respect to any distribution date, the lesser of (a) the excess of (i) the available distribution amount over (ii) the sum of (x) Interest Distribution Amount and (y) any swap payments and certain swap termination payments owed to the Swap Provider and (b) the sum of the following:

1.    the principal portion of all scheduled monthly payments on the mortgage loans received or advanced with respect to the related due period;

2.    the principal portion of all proceeds of the repurchase of Mortgage Loans, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month;

3.    the principal portion of all other unscheduled collections received on the mortgage loans during the preceding calendar month other than Subsequent Recoveries, including, without limitation, Insurance Proceeds, Liquidation Proceeds and, except to the extent applied to offset Deferred Interest, full and partial Principal Prepayments made by the respective mortgagors, to the extent not distributed in the preceding month or, in the case of Principal Prepayments in full, during the related Prepayment Period; and

      minus

4.   the amount of any Overcollateralization Reduction Amount for that distribution date.

In no event will the Principal Distribution Amount on any distribution date be less than zero or greater than the aggregate outstanding Certificate Principal Balance of the Offered Certificates.

Principal Remittance Amount:
For any Distribution Date, the sum of the following amounts: (i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period; (ii) the principal portion of all proceeds of the repurchase of the Mortgage Loans or, in the case of substitution, amounts representing a principal adjustment as required in the pooling and servicing agreement during the preceding calendar month; and (iii) the principal portion of all other unscheduled collections other than subsequent recoveries received on the Mortgage Loans during the preceding calendar month including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not applied to offset Deferred Interest and to the extent not distributed in the month.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet

Class A Principal Distribution Amount:
With respect to any Distribution Date:

1.    prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date, or

2.    on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the Principal Distribution Amount for that Distribution Date; and (ii) the excess of (a) the aggregate certificate principal balance of the Class A Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 81.750% for any Distribution Date prior to the Distribution Date in January 2013 and 85.400% for any Distribution Date on or after the Distribution Date in January 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-1 Principal Distribution Amount:
With respect to any Distribution Date:

1.    prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, or
2.    on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount) and (2) the certificate principal balance of the Class M-1 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 88.625% for any Distribution Date prior to the Distribution Date in January 2013 and 90.900% for any Distribution Date on or after the Distribution Date in January 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-2 Principal Distribution Amount:
With respect to any Distribution Date:

1.    prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and Class M-1 Principal Distribution Amount, or
2.    on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and Class M-1 Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A and Class M-1 Certificates (after taking into account the payment of the Class A Principal Distribution Amount and Class M-1 Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-2 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 90.500% for any Distribution Date prior to the Distribution Date in January 2013 and 92.400% for any Distribution Date on or after the Distribution Date in January 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-3 Principal Distribution Amount:
With respect to any Distribution Date:

1.    prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, and Class M-2 Principal Distribution Amount, or

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet

2.    on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1 and Class M-2 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-3 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 91.875% for any Distribution Date prior to the Distribution Date in January 2013 and 93.500% for any Distribution Date on or after the Distribution Date in January 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-4 Principal Distribution Amount:
With respect to any Distribution Date:

1.    prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount and Class M-3 Principal Distribution Amount, or
2.    on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-4 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 93.250% for any Distribution Date prior to the Distribution Date in January 2013 and 94.600% for any Distribution Date on or after the Distribution Date in January 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-5 Principal Distribution Amount:
With respect to any Distribution Date:

1.    prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and Class M-4 Principal Distribution Amount, or
2.    on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-5 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 94.625% for any Distribution Date prior to the Distribution Date in January 2013 and 95.700% for any Distribution Date on or after the Distribution Date in January 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet

Class M-6 Principal Distribution Amount:
With respect to any Distribution Date:

1.    prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount and Class M-5 Principal Distribution Amount, or
2.    on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-6 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 95.875% for any Distribution Date prior to the Distribution Date in January 2013 and 96.700% for any Distribution Date on or after the Distribution Date in January 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-7 Principal Distribution Amount:
With respect to any Distribution Date:

1.    prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount , Class M-4 Principal Distribution Amount , Class M-5 Principal Distribution Amount and Class M-6 Principal Distribution Amount, or
2.    on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-7 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 97.500% for any Distribution Date prior to the Distribution Date in January 2013 and 98.000% for any Distribution Date on or after the Distribution Date in January 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet

Class M-8 Principal Distribution Amount:
With respect to any Distribution Date:

1.    prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount and Class M-7 Principal Distribution Amount, or
2.    on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount and the Class M-7 Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount and the Class M-7 Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-8 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 98.750% for any Distribution Date prior to the Distribution Date in January 2013 and 99.000% for any Distribution Date on or after the Distribution Date in January 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Net Monthly Excess Cashflow Distributions:
On each Distribution Date, the Net Monthly Excess Cashflow will be distributed among the Certificates in the following order of priority:

1.    To the holders of the Offered Certificates in respect of principal, the Extra Principal Distribution Amount to the holders of the Class A Certificates, pro rata, and then to the holders of the Class M Certificates, sequentially, in ascending numerical order, until the Specified Overcollateralized Amount has been achieved;
2.    If and to the extent that the Available Funds distributed were insufficient to make the full distributions in respect of interest, (x) to the holders of each class of the Class A Certificates, any unpaid Accrued Certificate Interest and any Unpaid Interest Amounts, pro rata among such classes based on their entitlement to those amounts, and then (y) to the holders of each class of the Class M Certificates, any unpaid Accrued Certificate Interest, sequentially, in ascending numerical order;
3.    To the holders of the Class M Certificates, sequentially, in ascending numerical order, any Unpaid Interest Amount for each respective class;
4.    To the holders of the Offered Certificates pro rata based on their entitlement to those amounts, any Prepayment Interest Shortfalls for such Distribution Date and any such amounts remaining unpaid from prior Distribution Dates, plus interest thereon calculated at the Pass-Through Rate;
5.    To the holders of the Class A Certificates, pro rata among such classes based on their entitlement to those amounts, and then to the holders of the Class M Certificates, sequentially, in ascending numerical order, any Interest Carryforward Amounts allocated thereto that remains unpaid as of the Distribution Date;
6.    To the excess reserve fund account, the amount of any Basis Risk Payment for that Distribution Date;
7.    From funds on deposit in the excess reserve fund account with respect to that Distribution Date, to the holders of the Offered Certificates, an amount equal to any Basis Risk Carry Forward Amount with respect to the Offered Certificates for that Distribution Date in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates, with the allocation to the Class A Certificates being allocated pro rata among such classes based on their entitlement to those amounts;
8.    To deposit into a supplemental interest trust created pursuant to the Trust Agreement for the payment of any remaining Swap Termination Payments;

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet

9.    To the holders of the Class X Certificates, those amounts as set forth in the Trust Agreement; and
10.  To the holders of the Residual Certificates, any remaining amount as set forth in the Trust Agreement.

Allocation of Losses:
Realized losses on the Mortgage Loans will be allocated as follows: first, to Net Monthly Excess Cashflow; second, by a reduction in the Overcollateralization Amount until reduced to zero; third to the Class M-8 Certificates until the certificate principal balance thereof has been reduced to zero; fourth to the Class M-7 Certificates until the certificate principal balance thereof has been reduced to zero; fifth to the Class M-6 Certificates until the certificate principal balance thereof has been reduced to zero; sixth to the Class M-5 Certificates until the certificate principal balance thereof has been reduced to zero; seventh, to the Class M-4 Certificates until the certificate principal balance thereof has been reduced to zero; eighth, to the Class M-3 Certificates until the certificate principal balance thereof has been reduced to zero; ninth, to the Class M-2 Certificates until the certificate principal balance thereof has been reduced to zero; tenth, to the Class M-1 Certificates until the certificate principal balance thereof has been reduced to zero; eleventh, to the Class A-3 Certificates until the certificate principal balance thereof has been reduced to zero; and twelfth, to the Class A-2 Certificates until the certificate principal balance thereof has been reduced to zero. There will be no realized losses allocated to the Class A-1 Certificate until the Final Distribution Date.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet

Swap Agreement. On the Closing Date, the Trustee will enter into a swap agreement with an initial swap notional amount of $451,551,536. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement (except for the First Distribution Date), the trust shall be obligated to pay an amount equal to a per annum rate of 4.9625% (on an actual/360 basis) on the swap notional amount to the Swap Provider and the trust will be entitled to receive an amount equal to a per annum rate of one-month LIBOR (on an actual/360 basis), on the swap notional amount from the Swap Provider.

Swap Schedule
Period	Distribution Date	Swap Notional Amount ($)	Period	Distribution Date	Swap Notional Amount ($)
1	25-Jan-07	0	36	25-Dec-09	128,735,662
2	25-Feb-07	451,551,536	37	25-Jan-10	123,908,506
3	25-Mar-07	435,218,855	38	25-Feb-10	119,260,000
4	25-Apr-07	419,477,712	39	25-Mar-10	114,783,502
5	25-May-07	404,306,550	40	25-Apr-10	110,472,617
6	25-Jun-07	389,684,599	41	25-May-10	106,321,191
7	25-Jul-07	375,591,855	42	25-Jun-10	102,323,296
8	25-Aug-07	362,009,044	43	25-Jul-10	98,473,229
9	25-Sep-07	348,917,598	44	25-Aug-10	94,765,499
10	25-Oct-07	336,299,631	45	25-Sep-10	91,194,817
11	25-Nov-07	324,137,909	46	25-Oct-10	87,756,094
12	25-Dec-07	312,415,833	47	25-Nov-10	84,444,431
13	25-Jan-08	301,117,407	48	25-Dec-10	81,255,111
14	25-Feb-08	290,227,224	49	25-Jan-11	78,183,099
15	25-Mar-08	279,730,439	50	25-Feb-11	75,222,962
16	25-Apr-08	269,612,751	51	25-Mar-11	72,245,361
17	25-May-08	259,860,381	52	25-Apr-11	69,380,575
18	25-Jun-08	250,460,054	53	25-May-11	66,625,250
19	25-Jul-08	241,398,981	54	25-Jun-11	63,975,757
20	25-Aug-08	232,664,840	55	25-Jul-11	61,428,030
21	25-Sep-08	224,245,759	56	25-Aug-11	58,978,161
22	25-Oct-08	216,130,300	57	25-Sep-11	56,622,391
23	25-Nov-08	208,307,443	58	25-Oct-11	54,357,106
24	25-Dec-08	200,766,570	59	25-Nov-11	52,178,830
25	25-Jan-09	193,497,450	60 and	25-Dec-11 and	0
26	25-Feb-09	186,490,228	thereafter	thereafter
27	25-Mar-09	179,735,405
28	25-Apr-09	173,223,832
29	25-May-09	166,946,692
30	25-Jun-09	160,895,489
31	25-Jul-09	155,062,038
32	25-Aug-09	149,438,453
33	25-Sep-09	144,017,132
34	25-Oct-09	138,789,495
35	25-Nov-09	133,748,158

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman Sachs & Co. GPMF 06-OH1 Strats As of 2006-12-01

Stats
As of Date: 20061201
Count: 1,312
Current Balance: $470,852,394.14
AverageCurBal: $358,881.40
OrigWAC: 7.386%
GWAC: 7.386%
NWAC: 7.011%
GMargin: 2.750%
FICO: 718
Original LTV: 75.21%
% Silent Seconds: 49.54%
% CA: 59.08%
WALA: 2
OrigTerm: 360
WAM: 358
PerCap: 1.000%
MaxRate: 12.386%
Months to Roll: 58
Maximum 1 Zip Concentration: 0.80%

Prepayment Penalty Type	Count	Balance($)	Percent	GWAC (%)	NWAC (%)	GMargin (%)	Age (months)	FICO	OLTV (%)	No PP (%)	12 Mo PP (%)	24 Mo PP (%)	30 Mo PP (%)	36 Mo PP (%)
No Prepayment Penalty	303	105,103,088	22.32	7.406	7.031	2.750	2	713	75.06	100.00	0.00	0.00	0.00	0.00
12 Month Hard	510	194,612,382	41.33	7.384	7.009	2.750	2	722	75.77	0.00	100.00	0.00	0.00	0.00
12 Month Soft	2	851,450	0.18	7.037	6.662	2.750	2	755	76.51	0.00	100.00	0.00	0.00	0.00
24 Month Hard	12	2,039,724	0.43	7.190	6.815	2.750	2	716	78.47	0.00	0.00	100.00	0.00	0.00
30 Month Hard	5	1,944,449	0.41	7.755	7.380	2.750	2	688	75.97	0.00	0.00	0.00	100.00	0.00
36 Month Hard	476	165,457,180	35.14	7.375	7.000	2.750	2	718	74.59	0.00	0.00	0.00	0.00	100.00
36 Month Soft	4	844,121	0.18	7.509	7.134	2.750	2	748	79.81	0.00	0.00	0.00	0.00	100.00
Total:	1,312	470,852,394	100.00	7.386	7.011	2.750	2	718	75.21	22.32	41.51	0.43	0.41	35.32

Original Rate (%)	Count	Balance($)	Percent	GWAC (%)	NWAC (%)	GMargin (%)	Age (months)	FICO	OLTV (%)	No PP (%)	12 Mo PP (%)	24 Mo PP (%)	30 Mo PP (%)	36 Mo PP (%)
5.751 - 6.000	1	580,648	0.12	6.000	5.625	2.750	2	769	80.00	0.00	100.00	0.00	0.00	0.00
6.001 - 6.250	4	1,864,246	0.40	6.208	5.833	2.750	2	698	73.21	0.00	9.89	0.00	0.00	90.11
6.251 - 6.500	35	14,574,728	3.10	6.458	6.083	2.750	2	729	73.30	14.86	15.78	3.76	0.00	65.60
6.501 - 6.750	79	32,216,666	6.84	6.707	6.332	2.750	2	731	72.61	20.39	43.84	0.00	0.00	35.77
6.751 - 7.000	205	79,140,943	16.81	6.940	6.565	2.750	2	726	74.03	23.43	40.24	0.74	1.01	34.58
7.001 - 7.250	207	80,603,337	17.12	7.195	6.820	2.750	2	725	73.86	20.66	49.00	0.35	0.08	29.91
7.251 - 7.500	266	94,222,440	20.01	7.442	7.067	2.750	2	715	75.23	22.28	42.79	0.00	0.00	34.93
7.501 - 7.750	196	65,973,420	14.01	7.693	7.318	2.750	2	716	76.67	25.83	49.86	0.19	0.00	24.12
7.751 - 8.000	186	61,989,899	13.17	7.916	7.541	2.750	2	704	77.05	24.91	29.58	0.00	0.00	45.51
8.001 - 8.250	128	37,505,788	7.97	8.146	7.771	2.752	2	712	77.84	17.69	41.01	1.34	0.32	39.63
8.251 - 8.500	5	2,180,279	0.46	8.375	8.000	2.750	2	705	77.61	48.47	0.00	0.00	44.14	7.39
Total:	1,312	470,852,394	100.00	7.386	7.011	2.750	2	718	75.21	22.32	41.51	0.43	0.41	35.32
min: 6.000
max: 8.375
wa: 7.386

This material has been prepared specifically for you by the Fixed Income Sales and Trading Department and is not the product of Fixed Income Research . This material contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussion and negotiation . This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. Opinions expressed are our present opinions only, and any information or indications contained in this material are current as of the date appearing on this material only. The material is based upon information which we consider reliable, but we do not represent that it is accurate or complete, and it should not be relied upon as such. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes . Goldman Sachs shall have no liability, contingent or otherwise, to the user or to third parties, for the quality, accuracy, timeliness, continued availability or completeness of the data nor for any special, indirect, incidental or consequential damages which may be incurred or experienced because of the use of the data or calculations made available herein, even if Goldman Sachs has been advised of the possibility of such damages . Certain transactions, including those involving futures, options and high yield securities, give rise to substantial risk and are not suitable for all investors . We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned therein or derivatives thereof (including options) . Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel . In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any limitation of any kind. This material has been issued by Goldman, Sachs & Co. and has been approved by Goldman Sachs International, which is regulated by The Financial Services Authority, in connection with its distribution in the United Kingdom and by Goldman Sachs Canada in connection with its distribution in Canada . Further information on any of the securities, futures or options mentioned in this material may be obtained upon request and for this purpose persons in Italy should contact Goldman Sachs S.I.M. S.p.A. in Milan, or at its London branch office at 133 Fleet Street.

Goldman Sachs & Co. GPMF 06-OH1 Strats As of 2006-12-01

Current Rate (%)	Count	Balance($)	Percent	GWAC (%)	NWAC (%)	GMargin (%)	Age (months)	FICO	OLTV (%)	No PP (%)	12 Mo PP (%)	24 Mo PP (%)	30 Mo PP (%)	36 Mo PP (%)
5.751 - 6.000	1	580,648	0.12	6.000	5.625	2.750	2	769	80.00	0.00	100.00	0.00	0.00	0.00
6.001 - 6.250	4	1,864,246	0.40	6.208	5.833	2.750	2	698	73.21	0.00	9.89	0.00	0.00	90.11
6.251 - 6.500	35	14,574,728	3.10	6.458	6.083	2.750	2	729	73.30	14.86	15.78	3.76	0.00	65.60
6.501 - 6.750	79	32,216,666	6.84	6.707	6.332	2.750	2	731	72.61	20.39	43.84	0.00	0.00	35.77
6.751 - 7.000	205	79,140,943	16.81	6.940	6.565	2.750	2	726	74.03	23.43	40.24	0.74	1.01	34.58
7.001 - 7.250	207	80,603,337	17.12	7.195	6.820	2.750	2	725	73.86	20.66	49.00	0.35	0.08	29.91
7.251 - 7.500	266	94,222,440	20.01	7.442	7.067	2.750	2	715	75.23	22.28	42.79	0.00	0.00	34.93
7.501 - 7.750	196	65,973,420	14.01	7.693	7.318	2.750	2	716	76.67	25.83	49.86	0.19	0.00	24.12
7.751 - 8.000	186	61,989,899	13.17	7.916	7.541	2.750	2	704	77.05	24.91	29.58	0.00	0.00	45.51
8.001 - 8.250	128	37,505,788	7.97	8.146	7.771	2.752	2	712	77.84	17.69	41.01	1.34	0.32	39.63
8.251 - 8.500	5	2,180,279	0.46	8.375	8.000	2.750	2	705	77.61	48.47	0.00	0.00	44.14	7.39
Total:	1,312	470,852,394	100.00	7.386	7.011	2.750	2	718	75.21	22.32	41.51	0.43	0.41	35.32
min: 6.000
max: 8.375
wa: 7.386

Minimum Payment Rate (%)	Count	Balance($)	Percent	GWAC (%)	NWAC (%)	GMargin (%)	Age (months)	FICO	OLTV (%)	No PP (%)	12 Mo PP (%)	24 Mo PP (%)	30 Mo PP (%)	36 Mo PP (%)
2.751 - 3.000	1	580,648	0.12	6.000	5.625	2.750	2	769	80.00	0.00	100.00	0.00	0.00	0.00
3.001 - 3.250	4	1,864,246	0.40	6.208	5.833	2.750	2	698	73.21	0.00	9.89	0.00	0.00	90.11
3.251 - 3.500	36	15,206,500	3.23	6.470	6.095	2.750	2	731	72.70	14.24	15.12	3.61	0.00	67.03
3.501 - 3.750	77	30,875,272	6.56	6.708	6.333	2.750	2	731	72.76	21.27	45.75	0.00	0.00	32.98
3.751 - 4.000	208	80,909,564	17.18	6.941	6.566	2.750	2	725	74.15	22.92	40.67	0.73	0.98	34.70
4.001 - 4.250	205	79,544,338	16.89	7.195	6.820	2.750	2	725	73.78	20.94	48.32	0.35	0.08	30.31
4.251 - 4.500	268	95,257,343	20.23	7.445	7.070	2.750	2	715	75.28	22.04	42.32	0.00	0.00	35.64
4.501 - 4.750	193	64,522,523	13.70	7.691	7.316	2.750	2	716	76.73	26.41	50.99	0.19	0.00	22.41
4.751 - 5.000	189	63,514,013	13.49	7.926	7.551	2.750	2	703	76.95	25.73	28.87	0.00	1.52	43.88
5.001 - 5.250	127	37,360,068	7.93	8.141	7.766	2.752	2	712	77.84	15.34	41.17	1.35	0.33	41.82
5.251 - 5.500	4	1,217,879	0.26	8.375	8.000	2.750	3	712	77.52	86.77	0.00	0.00	0.00	13.23
Total:	1,312	470,852,394	100.00	7.386	7.011	2.750	2	718	75.21	22.32	41.51	0.43	0.41	35.32
min: 3.000
max: 5.375
wa: 4.384

This material has been prepared specifically for you by the Fixed Income Sales and Trading Department and is not the product of Fixed Income Research . This material contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussion and negotiation . This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. Opinions expressed are our present opinions only, and any information or indications contained in this material are current as of the date appearing on this material only. The material is based upon information which we consider reliable, but we do not represent that it is accurate or complete, and it should not be relied upon as such. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes . Goldman Sachs shall have no liability, contingent or otherwise, to the user or to third parties, for the quality, accuracy, timeliness, continued availability or completeness of the data nor for any special, indirect, incidental or consequential damages which may be incurred or experienced because of the use of the data or calculations made available herein, even if Goldman Sachs has been advised of the possibility of such damages . Certain transactions, including those involving futures, options and high yield securities, give rise to substantial risk and are not suitable for all investors . We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned therein or derivatives thereof (including options) . Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel . In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any limitation of any kind. This material has been issued by Goldman, Sachs & Co. and has been approved by Goldman Sachs International, which is regulated by The Financial Services Authority, in connection with its distribution in the United Kingdom and by Goldman Sachs Canada in connection with its distribution in Canada . Further information on any of the securities, futures or options mentioned in this material may be obtained upon request and for this purpose persons in Italy should contact Goldman Sachs S.I.M. S.p.A. in Milan, or at its London branch office at 133 Fleet Street.

Goldman Sachs & Co. GPMF 06-OH1 Strats As of 2006-12-01

Principal Balance ($)	Count	Balance($)	Percent	GWAC (%)	NWAC (%)	GMargin (%)	Age (months)	FICO	OLTV (%)	No PP (%)	12 Mo PP (%)	24 Mo PP (%)	30 Mo PP (%)	36 Mo PP (%)
0.01 - 50,000.00	6	244,203	0.05	7.170	6.795	2.750	1	747	75.18	50.49	32.51	0.00	0.00	16.99
50,000.01 - 100,000.00	36	2,792,629	0.59	7.587	7.212	2.750	2	726	73.82	14.58	12.87	12.72	2.31	57.53
100,000.01 - 150,000.00	71	9,020,719	1.92	7.590	7.215	2.750	2	730	76.07	21.62	39.38	3.94	1.35	33.71
150,000.01 - 200,000.00	136	23,916,720	5.08	7.491	7.116	2.750	2	729	73.38	21.58	39.02	0.00	0.00	39.40
200,000.01 - 250,000.00	179	39,960,068	8.49	7.545	7.170	2.750	2	726	75.12	31.95	29.67	0.62	0.00	37.76
250,000.01 - 275,000.00	80	21,027,800	4.47	7.450	7.075	2.750	2	718	74.67	18.58	35.01	0.00	0.00	46.41
275,000.01 - 350,000.00	208	64,689,757	13.74	7.463	7.088	2.750	2	722	74.97	23.28	37.00	0.89	0.48	38.35
350,000.01 - 400,000.00	99	36,616,802	7.78	7.387	7.012	2.750	2	713	76.10	19.23	46.49	0.00	0.00	34.28
400,000.01 - 450,000.00	142	60,042,324	12.75	7.400	7.025	2.750	2	720	75.74	25.37	44.40	0.00	0.00	30.23
450,000.01 - 500,000.00	91	43,079,963	9.15	7.266	6.891	2.751	2	716	76.50	21.81	40.79	0.00	1.12	36.28
500,000.01 - 550,000.00	79	41,101,484	8.73	7.339	6.964	2.750	2	718	76.97	20.53	34.01	1.22	0.00	44.24
550,000.01 - 600,000.00	53	30,416,959	6.46	7.371	6.996	2.750	2	704	75.90	28.07	43.64	0.00	0.00	28.30
600,000.01 - 750,000.00	93	60,949,752	12.94	7.282	6.907	2.750	2	710	74.62	18.15	58.37	0.00	0.00	23.48
750,000.01 - 850,000.00	17	13,657,565	2.90	7.198	6.823	2.750	2	713	71.38	17.93	46.90	0.00	0.00	35.17
850,000.01 - 950,000.00	7	6,128,153	1.30	7.298	6.923	2.750	2	708	74.57	0.00	41.77	0.00	0.00	58.23
950,000.01 - 1,000,000.00	6	5,821,071	1.24	7.502	7.127	2.750	2	703	72.71	16.56	50.46	0.00	16.53	16.45
1,000,000.01 - 1,250,000.00	6	6,022,538	1.28	7.104	6.729	2.750	2	753	72.29	16.72	49.91	0.00	0.00	33.37
1,250,000.01 - 1,500,000.00	1	1,359,888	0.29	7.375	7.000	2.750	3	684	69.59	0.00	0.00	0.00	0.00	100.00
1,500,000.01 - 1,750,000.00	1	1,604,000	0.34	7.875	7.500	2.750	1	773	80.00	100.00	0.00	0.00	0.00	0.00
2,250,000.01 >=	1	2,400,000	0.51	6.875	6.500	2.750	1	778	68.57	0.00	0.00	0.00	0.00	100.00
Total:	1,312	470,852,394	100.00	7.386	7.011	2.750	2	718	75.21	22.32	41.51	0.43	0.41	35.32
min: 39,698
max: 2,400,000
avg: 358,881

Original Term (months)	Count	Balance($)	Percent	GWAC (%)	NWAC (%)	GMargin (%)	Age (months)	FICO	OLTV (%)	No PP (%)	12 Mo PP (%)	24 Mo PP (%)	30 Mo PP (%)	36 Mo PP (%)
360	1,312	470,852,394	100.00	7.386	7.011	2.750	2	718	75.21	22.32	41.51	0.43	0.41	35.32
Total:	1,312	470,852,394	100.00	7.386	7.011	2.750	2	718	75.21	22.32	41.51	0.43	0.41	35.32
min: 360
max: 360
wa: 360

Balloon	Count	Balance($)	Percent	GWAC (%)	NWAC (%)	GMargin (%)	Age (months)	FICO	OLTV (%)	No PP (%)	12 Mo PP (%)	24 Mo PP (%)	30 Mo PP (%)	36 Mo PP (%)
N	1,312	470,852,394	100.00	7.386	7.011	2.750	2	718	75.21	22.32	41.51	0.43	0.41	35.32
Total:	1,312	470,852,394	100.00	7.386	7.011	2.750	2	718	75.21	22.32	41.51	0.43	0.41	35.32

RemTerm (months)	Count	Balance($)	Percent	GWAC (%)	NWAC (%)	GMargin (%)	Age (months)	FICO	OLTV (%)	No PP (%)	12 Mo PP (%)	24 Mo PP (%)	30 Mo PP (%)	36 Mo PP (%)
356	6	1,895,355	0.40	7.245	6.870	2.750	4	735	72.57	35.70	26.87	0.00	0.00	37.42
357	345	122,292,179	25.97	7.488	7.113	2.750	3	717	74.94	20.83	41.29	0.71	0.75	36.42
358	561	200,353,685	42.55	7.362	6.987	2.750	2	717	75.33	24.44	42.13	0.31	0.00	33.11
359	399	145,747,176	30.95	7.337	6.962	2.750	1	722	75.30	20.58	40.81	0.38	0.70	37.53
360	1	564,000	0.12	6.750	6.375	2.750	0	689	80.00	0.00	100.00	0.00	0.00	0.00
Total:	1,312	470,852,394	100.00	7.386	7.011	2.750	2	718	75.21	22.32	41.51	0.43	0.41	35.32
min: 356
max: 360
wa: 358

This material has been prepared specifically for you by the Fixed Income Sales and Trading Department and is not the product of Fixed Income Research . This material contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussion and negotiation . This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. Opinions expressed are our present opinions only, and any information or indications contained in this material are current as of the date appearing on this material only. The material is based upon information which we consider reliable, but we do not represent that it is accurate or complete, and it should not be relied upon as such. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes . Goldman Sachs shall have no liability, contingent or otherwise, to the user or to third parties, for the quality, accuracy, timeliness, continued availability or completeness of the data nor for any special, indirect, incidental or consequential damages which may be incurred or experienced because of the use of the data or calculations made available herein, even if Goldman Sachs has been advised of the possibility of such damages . Certain transactions, including those involving futures, options and high yield securities, give rise to substantial risk and are not suitable for all investors . We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned therein or derivatives thereof (including options) . Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel . In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any limitation of any kind. This material has been issued by Goldman, Sachs & Co. and has been approved by Goldman Sachs International, which is regulated by The Financial Services Authority, in connection with its distribution in the United Kingdom and by Goldman Sachs Canada in connection with its distribution in Canada . Further information on any of the securities, futures or options mentioned in this material may be obtained upon request and for this purpose persons in Italy should contact Goldman Sachs S.I.M. S.p.A. in Milan, or at its London branch office at 133 Fleet Street.

Goldman Sachs & Co. GPMF 06-OH1 Strats As of 2006-12-01

Age (months)	Count	Balance($)	Percent	GWAC (%)	NWAC (%)	GMargin (%)	Age (months)	FICO	OLTV (%)	No PP (%)	12 Mo PP (%)	24 Mo PP (%)	30 Mo PP (%)	36 Mo PP (%)
0	1	564,000	0.12	6.750	6.375	2.750	0	689	80.00	0.00	100.00	0.00	0.00	0.00
1	399	145,747,176	30.95	7.337	6.962	2.750	1	722	75.30	20.58	40.81	0.38	0.70	37.53
2	561	200,353,685	42.55	7.362	6.987	2.750	2	717	75.33	24.44	42.13	0.31	0.00	33.11
3	345	122,292,179	25.97	7.488	7.113	2.750	3	717	74.94	20.83	41.29	0.71	0.75	36.42
4	6	1,895,355	0.40	7.245	6.870	2.750	4	735	72.57	35.70	26.87	0.00	0.00	37.42
Total:	1,312	470,852,394	100.00	7.386	7.011	2.750	2	718	75.21	22.32	41.51	0.43	0.41	35.32
min: 0
max: 4
wa: 2

States	Count	Balance($)	Percent	GWAC (%)	NWAC (%)	GMargin (%)	Age (months)	FICO	OLTV (%)	No PP (%)	12 Mo PP (%)	24 Mo PP (%)	30 Mo PP (%)	36 Mo PP (%)
CA	634	278,199,650	59.08	7.334	6.959	2.750	2	718	74.67	12.11	47.51	0.00	0.00	40.39
WA	97	29,668,672	6.30	7.361	6.986	2.752	2	726	76.36	5.71	54.91	0.00	0.00	39.37
FL	82	21,802,931	4.63	7.473	7.098	2.750	2	715	75.33	7.51	39.59	0.00	0.00	52.90
VA	44	17,022,406	3.62	7.454	7.079	2.750	2	716	76.63	91.67	5.00	0.00	0.00	3.32
MD	48	16,955,988	3.60	7.559	7.184	2.750	2	686	75.90	100.00	0.00	0.00	0.00	0.00
AZ	57	15,074,947	3.20	7.390	7.015	2.750	2	725	75.75	12.65	53.96	0.00	0.00	33.39
OR	43	11,704,231	2.49	7.417	7.042	2.750	2	733	76.58	1.44	75.37	0.00	0.00	23.19
NV	41	11,697,104	2.48	7.523	7.148	2.750	2	723	76.78	11.80	38.81	0.00	0.00	49.39
IL	39	11,617,282	2.47	7.504	7.129	2.750	2	708	76.16	100.00	0.00	0.00	0.00	0.00
ID	15	5,773,367	1.23	7.552	7.177	2.750	2	723	73.28	0.00	82.59	0.00	0.00	17.41
Other	212	51,335,815	10.90	7.480	7.105	2.750	2	728	75.95	39.85	21.93	3.97	3.79	30.46
Total:	1,312	470,852,394	100.00	7.386	7.011	2.750	2	718	75.21	22.32	41.51	0.43	0.41	35.32

Original LTV (%)	Count	Balance($)	Percent	GWAC (%)	NWAC (%)	GMargin (%)	Age (months)	FICO	OLTV (%)	No PP (%)	12 Mo PP (%)	24 Mo PP (%)	30 Mo PP (%)	36 Mo PP (%)
0.01 - 50.00	48	13,760,994	2.92	7.186	6.811	2.750	2	732	42.81	25.09	32.07	0.00	0.00	42.84
50.01 - 60.00	63	20,630,040	4.38	7.112	6.737	2.750	2	737	56.14	22.11	33.96	0.00	0.00	43.93
60.01 - 70.00	126	50,748,851	10.78	7.333	6.958	2.750	2	725	66.46	24.38	33.02	0.00	0.95	41.64
70.01 - 75.00	196	81,717,140	17.36	7.295	6.920	2.750	2	714	74.06	22.49	48.51	0.72	0.00	28.28
75.01 - 80.00	857	299,069,840	63.52	7.444	7.069	2.750	2	717	79.63	21.40	42.36	0.49	0.49	35.26
80.01 - 85.00	10	2,747,558	0.58	7.568	7.193	2.750	2	727	84.37	45.41	30.32	0.00	0.00	24.27
85.01 - 90.00	10	1,683,116	0.36	7.843	7.468	2.750	2	710	89.80	34.50	6.72	0.00	0.00	58.78
90.01 - 95.00	2	494,856	0.11	7.384	7.009	2.750	2	663	95.00	100.00	0.00	0.00	0.00	0.00
Total:	1,312	470,852,394	100.00	7.386	7.011	2.750	2	718	75.21	22.32	41.51	0.43	0.41	35.32
min: 16.13
max: 95.00
wa: 75.21

Combined LTV (%)	Count	Balance($)	Percent	GWAC (%)	NWAC (%)	GMargin (%)	Age (months)	FICO	OLTV (%)	No PP (%)	12 Mo PP (%)	24 Mo PP (%)	30 Mo PP (%)	36 Mo PP (%)
0.01 - 50.00	43	12,205,556	2.59	7.193	6.818	2.750	2	734	42.33	26.11	25.59	0.00	0.00	48.30
50.01 - 60.00	58	18,293,007	3.89	7.140	6.765	2.750	2	739	55.68	22.24	36.53	0.00	0.00	41.23
60.01 - 70.00	103	42,440,117	9.01	7.268	6.893	2.750	2	727	65.27	22.63	30.95	0.00	1.14	45.28
70.01 - 75.00	116	49,723,426	10.56	7.300	6.925	2.750	2	719	73.39	21.03	48.61	0.00	0.00	30.36
75.01 - 80.00	354	123,303,253	26.19	7.488	7.113	2.750	2	721	78.92	22.36	39.31	0.10	0.88	37.35
80.01 - 85.00	47	19,050,401	4.05	7.440	7.065	2.750	2	715	79.06	29.43	44.89	0.00	0.00	25.69
85.01 - 90.00	582	202,082,238	42.92	7.400	7.025	2.750	2	713	78.76	21.55	44.76	0.95	0.03	32.71
90.01 - 95.00	9	3,754,396	0.80	7.313	6.938	2.750	2	703	81.72	28.60	23.41	0.00	8.32	39.67
Total:	1,312	470,852,394	100.00	7.386	7.011	2.750	2	718	75.21	22.32	41.51	0.43	0.41	35.32
min: 16.13
max: 95.00
wa: 80.46

This material has been prepared specifically for you by the Fixed Income Sales and Trading Department and is not the product of Fixed Income Research . This material contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussion and negotiation . This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. Opinions expressed are our present opinions only, and any information or indications contained in this material are current as of the date appearing on this material only. The material is based upon information which we consider reliable, but we do not represent that it is accurate or complete, and it should not be relied upon as such. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes . Goldman Sachs shall have no liability, contingent or otherwise, to the user or to third parties, for the quality, accuracy, timeliness, continued availability or completeness of the data nor for any special, indirect, incidental or consequential damages which may be incurred or experienced because of the use of the data or calculations made available herein, even if Goldman Sachs has been advised of the possibility of such damages . Certain transactions, including those involving futures, options and high yield securities, give rise to substantial risk and are not suitable for all investors . We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned therein or derivatives thereof (including options) . Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel . In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any limitation of any kind. This material has been issued by Goldman, Sachs & Co. and has been approved by Goldman Sachs International, which is regulated by The Financial Services Authority, in connection with its distribution in the United Kingdom and by Goldman Sachs Canada in connection with its distribution in Canada . Further information on any of the securities, futures or options mentioned in this material may be obtained upon request and for this purpose persons in Italy should contact Goldman Sachs S.I.M. S.p.A. in Milan, or at its London branch office at 133 Fleet Street.

Goldman Sachs & Co. GPMF 06-OH1 Strats As of 2006-12-01

Silent Seconds	Count	Balance($)	Percent	GWAC (%)	NWAC (%)	GMargin (%)	Age (months)	FICO	OLTV (%)	No PP (%)	12 Mo PP (%)	24 Mo PP (%)	30 Mo PP (%)	36 Mo PP (%)
N	666	237,568,633	50.46	7.386	7.011	2.750	2	723	72.82	22.78	37.46	0.05	0.66	39.05
Y	646	233,283,762	49.54	7.386	7.011	2.750	2	714	77.65	21.86	45.64	0.82	0.16	31.52
Total:	1,312	470,852,394	100.00	7.386	7.011	2.750	2	718	75.21	22.32	41.51	0.43	0.41	35.32

Property Type	Count	Balance($)	Percent	GWAC (%)	NWAC (%)	GMargin (%)	Age (months)	FICO	OLTV (%)	No PP (%)	12 Mo PP (%)	24 Mo PP (%)	30 Mo PP (%)	36 Mo PP (%)
2 FAMILY	58	16,604,317	3.53	7.635	7.260	2.750	2	733	75.00	33.32	28.59	4.28	0.00	33.81
3-4 FAMILY	54	19,546,781	4.15	7.676	7.301	2.753	2	728	74.73	8.19	47.83	0.00	0.00	43.97
CONDO	117	35,427,203	7.52	7.297	6.922	2.750	2	726	76.92	16.85	45.05	0.70	0.00	37.40
PUD	269	96,747,478	20.55	7.356	6.981	2.750	2	717	75.95	27.13	39.80	0.83	1.02	31.22
SINGLE FAMILY	814	302,526,616	64.25	7.374	6.999	2.750	2	717	74.82	21.73	41.95	0.09	0.32	35.91
Total:	1,312	470,852,394	100.00	7.386	7.011	2.750	2	718	75.21	22.32	41.51	0.43	0.41	35.32

Occupancy Code	Count	Balance($)	Percent	GWAC (%)	NWAC (%)	GMargin (%)	Age (months)	FICO	OLTV (%)	No PP (%)	12 Mo PP (%)	24 Mo PP (%)	30 Mo PP (%)	36 Mo PP (%)
INVESTOR	384	96,286,692	20.45	7.640	7.265	2.751	2	735	77.34	12.15	53.53	0.74	1.19	32.38
OWNER OCCUPIED	897	366,018,596	77.74	7.321	6.946	2.750	2	713	74.62	24.89	38.28	0.30	0.22	36.31
SECOND HOME	31	8,547,106	1.82	7.319	6.944	2.750	2	746	76.80	26.95	44.31	2.91	0.00	25.83
Total:	1,312	470,852,394	100.00	7.386	7.011	2.750	2	718	75.21	22.32	41.51	0.43	0.41	35.32

Purpose	Count	Balance($)	Percent	GWAC (%)	NWAC (%)	GMargin (%)	Age (months)	FICO	OLTV (%)	No PP (%)	12 Mo PP (%)	24 Mo PP (%)	30 Mo PP (%)	36 Mo PP (%)
CASHOUT REFI	597	215,631,327	45.80	7.463	7.088	2.750	2	716	73.25	20.13	38.57	0.23	0.45	40.62
PURCHASE	376	118,918,463	25.26	7.323	6.948	2.750	2	730	78.08	22.74	46.93	0.83	0.83	28.67
RATE/TERM REFI	339	136,302,604	28.95	7.320	6.945	2.750	2	713	75.83	25.42	41.44	0.40	0.00	32.73
Total:	1,312	470,852,394	100.00	7.386	7.011	2.750	2	718	75.21	22.32	41.51	0.43	0.41	35.32

Documentation Type	Count	Balance($)	Percent	GWAC (%)	NWAC (%)	GMargin (%)	Age (months)	FICO	OLTV (%)	No PP (%)	12 Mo PP (%)	24 Mo PP (%)	30 Mo PP (%)	36 Mo PP (%)
FULL DOC	135	39,373,089	8.36	7.253	6.878	2.750	2	719	75.41	32.33	27.10	0.00	0.79	39.79
NO RATIO	10	4,335,656	0.92	7.490	7.115	2.750	2	749	71.65	41.89	18.24	0.00	0.00	39.86
SISA	15	3,943,251	0.84	7.630	7.255	2.750	2	719	69.71	15.58	36.84	0.00	0.00	47.59
SIVA	1,152	423,200,398	89.88	7.395	7.020	2.750	2	718	75.28	21.25	43.14	0.48	0.39	34.74
Total:	1,312	470,852,394	100.00	7.386	7.011	2.750	2	718	75.21	22.32	41.51	0.43	0.41	35.32

Index	Count	Balance($)	Percent	GWAC (%)	NWAC (%)	GMargin (%)	Age (months)	FICO	OLTV (%)	No PP (%)	12 Mo PP (%)	24 Mo PP (%)	30 Mo PP (%)	36 Mo PP (%)
6 MO LIBOR	1,312	470,852,394	100.00	7.386	7.011	2.750	2	718	75.21	22.32	41.51	0.43	0.41	35.32
Total:	1,312	470,852,394	100.00	7.386	7.011	2.750	2	718	75.21	22.32	41.51	0.43	0.41	35.32

Gross Margins (%)	Count	Balance($)	Percent	GWAC (%)	NWAC (%)	GMargin (%)	Age (months)	FICO	OLTV (%)	No PP (%)	12 Mo PP (%)	24 Mo PP (%)	30 Mo PP (%)	36 Mo PP (%)
2.750	1,311	470,394,011	99.90	7.385	7.010	2.750	2	718	75.21	22.34	41.46	0.43	0.41	35.35
2.875	1	458,383	0.10	8.250	7.875	2.875	2	784	80.00	0.00	100.00	0.00	0.00	0.00
Total:	1,312	470,852,394	100.00	7.386	7.011	2.750	2	718	75.21	22.32	41.51	0.43	0.41	35.32
min: 2.750
max: 2.875
wa: 2.750

This material has been prepared specifically for you by the Fixed Income Sales and Trading Department and is not the product of Fixed Income Research . This material contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussion and negotiation . This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. Opinions expressed are our present opinions only, and any information or indications contained in this material are current as of the date appearing on this material only. The material is based upon information which we consider reliable, but we do not represent that it is accurate or complete, and it should not be relied upon as such. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes . Goldman Sachs shall have no liability, contingent or otherwise, to the user or to third parties, for the quality, accuracy, timeliness, continued availability or completeness of the data nor for any special, indirect, incidental or consequential damages which may be incurred or experienced because of the use of the data or calculations made available herein, even if Goldman Sachs has been advised of the possibility of such damages . Certain transactions, including those involving futures, options and high yield securities, give rise to substantial risk and are not suitable for all investors . We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned therein or derivatives thereof (including options) . Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel . In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any limitation of any kind. This material has been issued by Goldman, Sachs & Co. and has been approved by Goldman Sachs International, which is regulated by The Financial Services Authority, in connection with its distribution in the United Kingdom and by Goldman Sachs Canada in connection with its distribution in Canada . Further information on any of the securities, futures or options mentioned in this material may be obtained upon request and for this purpose persons in Italy should contact Goldman Sachs S.I.M. S.p.A. in Milan, or at its London branch office at 133 Fleet Street.

Goldman Sachs & Co. GPMF 06-OH1 Strats As of 2006-12-01

Max Rate (%)	Count	Balance($)	Percent	GWAC (%)	NWAC (%)	GMargin (%)	Age (months)	FICO	OLTV (%)	No PP (%)	12 Mo PP (%)	24 Mo PP (%)	30 Mo PP (%)	36 Mo PP (%)
10.501 - 11.000	1	580,648	0.12	6.000	5.625	2.750	2	769	80.00	0.00	100.00	0.00	0.00	0.00
11.001 - 11.500	39	16,438,974	3.49	6.429	6.054	2.750	2	726	73.29	13.18	15.11	3.34	0.00	68.38
11.501 - 12.000	284	111,357,608	23.65	6.873	6.498	2.750	2	727	73.62	22.55	41.28	0.53	0.71	34.92
12.001 - 12.500	473	174,825,778	37.13	7.328	6.953	2.750	2	720	74.60	21.54	45.65	0.16	0.04	32.62
12.501 - 13.000	382	127,963,319	27.18	7.801	7.426	2.750	2	710	76.86	25.38	40.04	0.10	0.00	34.48
13.001 - 13.500	133	39,686,067	8.43	8.159	7.784	2.751	2	712	77.83	19.38	38.76	1.27	2.73	37.86
Total:	1,312	470,852,394	100.00	7.386	7.011	2.750	2	718	75.21	22.32	41.51	0.43	0.41	35.32
min: 11.000
max: 13.375
wa: 12.386

Months to Roll (months)	Count	Balance($)	Percent	GWAC (%)	NWAC (%)	GMargin (%)	Age (months)	FICO	OLTV (%)	No PP (%)	12 Mo PP (%)	24 Mo PP (%)	30 Mo PP (%)	36 Mo PP (%)
56	6	1,895,355	0.40	7.245	6.870	2.750	4	735	72.57	35.70	26.87	0.00	0.00	37.42
57	345	122,292,179	25.97	7.488	7.113	2.750	3	717	74.94	20.83	41.29	0.71	0.75	36.42
58	561	200,353,685	42.55	7.362	6.987	2.750	2	717	75.33	24.44	42.13	0.31	0.00	33.11
59	399	145,747,176	30.95	7.337	6.962	2.750	1	722	75.30	20.58	40.81	0.38	0.70	37.53
60	1	564,000	0.12	6.750	6.375	2.750	0	689	80.00	0.00	100.00	0.00	0.00	0.00
Total:	1,312	470,852,394	100.00	7.386	7.011	2.750	2	718	75.21	22.32	41.51	0.43	0.41	35.32
min: 56
max: 60
wa: 58

NegAm Limit (%)	Count	Balance($)	Percent	GWAC (%)	NWAC (%)	GMargin (%)	Age (months)	FICO	OLTV (%)	No PP (%)	12 Mo PP (%)	24 Mo PP (%)	30 Mo PP (%)	36 Mo PP (%)
110	578	197,497,551	41.94	7.408	7.033	2.750	2	713	78.90	22.46	43.81	0.97	0.03	32.73
115	734	273,354,843	58.06	7.370	6.995	2.750	2	722	72.56	22.23	39.85	0.05	0.69	37.19
Total:	1,312	470,852,394	100.00	7.386	7.011	2.750	2	718	75.21	22.32	41.51	0.43	0.41	35.32

FICO	Count	Balance($)	Percent	GWAC (%)	NWAC (%)	GMargin (%)	Age (months)	FICO	OLTV (%)	No PP (%)	12 Mo PP (%)	24 Mo PP (%)	30 Mo PP (%)	36 Mo PP (%)
600 - 624	1	135,000	0.03	7.125	6.750	2.750	1	621	72.97	0.00	0.00	0.00	0.00	100.00
625 - 649	34	12,275,019	2.61	7.698	7.323	2.750	2	644	76.43	35.18	14.89	0.00	0.00	49.92
650 - 674	173	67,165,825	14.26	7.501	7.126	2.750	2	663	76.29	31.17	39.24	1.16	0.46	27.96
675 - 699	255	97,925,404	20.80	7.408	7.033	2.750	2	687	75.60	20.10	35.35	0.31	1.48	42.76
700 - 724	242	86,074,641	18.28	7.402	7.027	2.750	2	712	75.39	19.18	47.14	0.00	0.22	33.46
725 - 749	246	84,597,945	17.97	7.357	6.982	2.750	2	736	75.53	22.74	45.61	0.29	0.00	31.35
750 - 774	207	72,921,866	15.49	7.297	6.922	2.750	2	762	75.85	22.24	44.07	0.35	0.00	33.34
775 - 799	106	36,626,199	7.78	7.253	6.878	2.752	2	785	70.94	16.05	39.36	0.90	0.00	43.68
800 - 824	48	13,130,495	2.79	7.295	6.920	2.750	2	807	70.93	17.61	52.91	0.94	0.00	28.55
Total:	1,312	470,852,394	100.00	7.386	7.011	2.750	2	718	75.21	22.32	41.51	0.43	0.41	35.32
min: 621
max: 823
wa: 718

Servicer	Count	Balance($)	Percent	GWAC (%)	NWAC (%)	GMargin (%)	Age (months)	FICO	OLTV (%)	No PP (%)	12 Mo PP (%)	24 Mo PP (%)	30 Mo PP (%)	36 Mo PP (%)
AVELO	1,312	470,852,394	100.00	7.386	7.011	2.750	2	718	75.21	22.32	41.51	0.43	0.41	35.32
Total:	1,312	470,852,394	100.00	7.386	7.011	2.750	2	718	75.21	22.32	41.51	0.43	0.41	35.32

This material has been prepared specifically for you by the Fixed Income Sales and Trading Department and is not the product of Fixed Income Research . This material contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussion and negotiation . This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. Opinions expressed are our present opinions only, and any information or indications contained in this material are current as of the date appearing on this material only. The material is based upon information which we consider reliable, but we do not represent that it is accurate or complete, and it should not be relied upon as such. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes . Goldman Sachs shall have no liability, contingent or otherwise, to the user or to third parties, for the quality, accuracy, timeliness, continued availability or completeness of the data nor for any special, indirect, incidental or consequential damages which may be incurred or experienced because of the use of the data or calculations made available herein, even if Goldman Sachs has been advised of the possibility of such damages . Certain transactions, including those involving futures, options and high yield securities, give rise to substantial risk and are not suitable for all investors . We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned therein or derivatives thereof (including options) . Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel . In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any limitation of any kind. This material has been issued by Goldman, Sachs & Co. and has been approved by Goldman Sachs International, which is regulated by The Financial Services Authority, in connection with its distribution in the United Kingdom and by Goldman Sachs Canada in connection with its distribution in Canada . Further information on any of the securities, futures or options mentioned in this material may be obtained upon request and for this purpose persons in Italy should contact Goldman Sachs S.I.M. S.p.A. in Milan, or at its London branch office at 133 Fleet Street.